Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	M. Keith Waddell Vice Chairman, President and Chief Financial Officer (650) 234-6000

ROBERT HALF INTERNATIONAL INC. REPORTS REVENUES AND EARNINGS FOR THE FOURTH QUARTER OF 2009

MENLO PARK, California, January 28, 2010—Robert Half International Inc. (NYSE symbol: RHI) today reported revenues and earnings for the fourth quarter ended December 31, 2009.

For the quarter ended December 31, 2009, net income was $13.5 million or $.09 per share, on revenues of $737.4 million. Net income for the prior year’s fourth quarter was $39.0 million or $.25 per share, on revenues of $989.8 million.

For the year ended December 31, 2009, net income was $37.3 million or $.24 per share, on revenues of $3.04 billion. For the year ended December 31, 2008, net income was $250.2 million or $1.59 per share, on revenues of $4.60 billion.

Harold M. Messmer, Jr., chairman and CEO of Robert Half International, commented: “We were encouraged to see broad-based, improving demand for our professional staffing services during the fourth quarter. Each of our staffing divisions reported sequential revenue growth, as did Protiviti on a same-day basis.”

Robert Half International management will conduct a conference call today at 5 p.m. EST following the release. The dial-in number is 800-862-9098 (+1-785-424-1051 outside the United States) and the passcode is “Robert Half International.” A taped recording of this call will be available for replay beginning at approximately 8 p.m. EST today and ending at 8 p.m. EST on February 5. The dial-in number for the replay is 800-374-0934 (+1-402-220-0680 outside the United States). The conference call also will be archived in audio format on the company’s website at www.rhi.com.

Founded in 1948, Robert Half International Inc., the world’s first and largest specialized staffing firm, is a recognized leader in professional consulting and staffing services, and is the parent company of Protiviti®, a global consulting and internal audit firm composed of experts in risk, advisory and transaction services. The company’s specialized staffing divisions include Accountemps®, Robert Half® Finance & Accounting and Robert Half® Management Resources, for temporary, full-time and senior-level project professionals, respectively, in the fields of accounting and finance; OfficeTeam®, for highly skilled temporary administrative support personnel; Robert Half® Technology, for information technology professionals; Robert Half® Legal, for legal personnel; and The Creative Group®, for advertising, marketing and web design professionals.

Robert Half International has staffing and consulting operations in more than 400 locations worldwide.

Certain information contained in this press release may be deemed forward-looking statements regarding events and financial trends that may affect the company’s future operating results or financial positions. These statements may be identified by words such as “estimate”, “forecast”, “project”, “plan”, “intend”, “believe”, “expect”, “anticipate”, or variations or negatives thereof, or by similar or comparable words or phrases. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the statements.

These risks and uncertainties include, but are not limited to, the following: the global financial and economic situation; changes in levels of unemployment and other economic conditions in the United States or foreign countries where the company does business, or in particular regions or industries; reduction in the supply of candidates for temporary employment or the company’s ability to attract candidates; the entry of new competitors into the marketplace or expansion by existing competitors; the ability of the company to maintain existing client relationships and attract new clients in the context of changing economic or competitive conditions; the impact of competitive pressures, including any change in the demand for the company’s services, on the company’s ability to maintain its margins; the possibility of the company incurring liability for its activities, including the activities of its temporary employees, or for events impacting its temporary employees on clients’ premises; the possibility that adverse publicity could impact the company’s ability to attract and retain clients and candidates; the success of the company in attracting, training, and retaining qualified management personnel and other staff employees; the company’s ability to comply with governmental regulations affecting personnel services businesses in particular or employer/employee relationships in general; whether there will be ongoing demand for Sarbanes-Oxley or other regulatory compliance services; the company’s reliance on short-term contracts for a significant percentage of its business; litigation relating to prior or current transactions or activities, including litigation that may be disclosed from time to time in the company’s SEC filings; the ability of the company to manage its international operations and comply with foreign laws and regulations; the impact of fluctuations in foreign currency exchange rates; the possibility that the company’s computer and communications hardware and software systems could be damaged or their service interrupted; and the possibility that the company may fail to maintain adequate financial and management controls and as a result suffer errors in its financial reporting.

Additionally, with respect to Protiviti, other risks and uncertainties include the fact that future success will depend on its ability to retain employees and attract clients; there can be no assurance that there will be ongoing demand for Sarbanes-Oxley or other regulatory compliance services; failure to produce projected revenues could adversely affect financial results; and there is the possibility of involvement in litigation relating to prior or current transactions or activities.

Because long-term contracts are not a significant part of the company’s business, future results cannot be reliably predicted by considering past trends or extrapolating past results. The company undertakes no obligation to update information contained in this release.

A copy of this release is available at www.rhi.com.

ATTACHED:	Summary of Operations

Supplemental Financial Information

ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES

SUMMARY OF OPERATIONS

(in thousands, except per share amounts)

	Quarter Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
	(Unaudited)		(Unaudited)

Net service revenues	$737,423	$989,837	$3,036,547	$4,600,554
Direct costs of services	458,940	587,451	1,932,868	2,686,983

Gross margin	278,483	402,386	1,103,679	1,913,571

Selling, general and administrative expenses	255,972	334,895	1,036,899	1,496,839
Amortization of intangible assets	281	740	1,460	2,617
Interest income	(209)	(323)	(1,443)	(5,161)

Income before income taxes	22,439	67,074	66,763	419,276
Provision for income taxes	8,911	28,066	29,500	169,095

Net income	$13,528	$39,008	$37,263	$250,181

Net income available to common stockholders	$12,969	$37,806	$35,067	$242,744

Diluted net income per share	$.09	$.25	$.24	$1.59

Shares:
Basic	144,124	148,191	145,912	151,607
Diluted	145,161	148,582	146,611	152,528

ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(in thousands)

	Quarter Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
	(Unaudited)		(Unaudited)

REVENUES:
Accountemps	$287,797	$374,179	$1,214,822	$1,735,412
OfficeTeam	141,587	179,882	557,049	827,559
Robert Half Technology	76,263	101,360	309,854	437,477
Robert Half Management Resources	90,596	134,654	389,407	625,735
Robert Half Finance & Accounting	45,434	75,578	181,856	427,499
Protiviti	95,746	124,184	383,559	546,872

Total	$737,423	$989,837	$3,036,547	$4,600,554

GROSS MARGIN:
Temporary and consultant staffing	$205,597	$292,564	$842,101	$1,331,549
Permanent placement staffing	45,412	75,546	181,679	427,375
Risk consulting and internal audit services	27,474	34,276	79,899	154,647

Total	$278,483	$402,386	$1,103,679	$1,913,571

OPERATING INCOME:
Temporary and consultant staffing	$22,212	$63,421	$104,521	$348,963
Permanent placement staffing	6	2,589	(6,973)	60,482
Risk consulting and internal audit services	293	1,481	(30,768)	7,287

Total	$22,511	$67,491	$66,780	$416,732

SELECTED CASH FLOW INFORMATION:
Amortization of intangible assets	$281	$740	$1,460	$2,617
Depreciation expense	$15,560	$16,708	$63,806	$70,593
Capital expenditures	$10,248	$17,926	$41,248	$73,413
Open market repurchases of common stock (shares)	2,004	4,018	4,724	9,376

ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(in thousands)

	December 31,
	2009	2008
	(Unaudited)

SELECTED BALANCE SHEET INFORMATION:
Cash and cash equivalents	$365,794	$354,756
Accounts receivable, less allowances	$362,392	$484,808
Total assets	$1,283,535	$1,411,850
Current liabilities	$366,968	$412,852
Notes payable and other indebtedness, less current portion	$1,779	$1,892
Total stockholders’ equity	$899,810	$983,888

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